EXECUTION VERSION

SEVENTH AMENDMENT

TO

FINANCING AGREEMENT

THIS SEVENTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of October 28, 2011 (the “Effective Date”), by and among ENVIRONMENTAL QUALITY MANAGEMENT, INC., an Ohio corporation (“EQMI”), EQ ENGINEERS, LLC, an Indiana limited liability company (“EQE” and together with EQMI, each a “Borrower” and collectively, “Borrowers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”), is as follows:

Preliminary Statements

A.           Borrowers and Bank are parties to a Financing Agreement dated as of October 31, 2006, as amended by the First Amendment to Financing Agreement dated as of October 1, 2007, the Second Amendment to Financing Agreement dated as of September 12, 2008, the Third Amendment to Financing Agreement dated as of February 10, 2009, the Fourth Amendment to Financing Agreement dated as of December 29, 2010, the Fifth Amendment to Financing Agreement dated as of February 4, 2011, and the Sixth Amendment to Financing Agreement dated a of March 15, 2011 (as amended, the “Financing Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Financing Agreement.

B.           Borrowers and Bank have agreed to further amend the Financing Agreement and the other Loan documents to (i) extend the date for termination of the Financing Agreement from October 31, 2011 to January 31, 2012, (ii) reduce the amount of the total credit available to or for the benefit of Borrowers from $20,000,000 to $12,000,000, (iii) add a minimum Revolving Loan Availability covenant of $1,000,000, and (iv) make certain other changes to the Financing Agreement and certain of the other Loan Documents, all as contemplated by the terms, and subject to the conditions, of this Amendment.

Statement of Amendment

In consideration of the covenants, agreements, and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrowers hereby agree as follows:

1.          Amendments to Financing Agreement. Subject to the satisfaction of the conditions of this Amendment, the Financing Agreement is hereby amended as follows:

1.1           Section 1.1 of the Financing Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Seventh Amendment” means the Seventh Amendment to Credit Agreement, dated to be effective as of the Seventh Amendment Effective Date, by and between Borrowers and Lender with respect to this Agreement.

“Seventh Amendment Effective Date” means the Effective Date (as defined in the Seventh Amendment).

“Revolving Commitment” means (i) beginning on the Closing Date through and including the day before the Seventh Amendment Effective Date, $20,000,000, and (ii) beginning on the Seventh Amendment Effective Date and thereafter, $12,000,000.

1.2           The following definition in Section 1.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

“Revolving Loan Availability” means, as at any time, an amount, in Dollars, equal to:

(i)          an amount equal to the lesser of: (a) the then Borrowing Base or (b) $12,000,000;

less         (ii)         then aggregate outstanding principal amount of all Revolving Loans and all due but unpaid interest on the Loans, and all fees, commissions, expenses and other charges posted to Borrowers’ loan account with Bank; and

less        (iii)        the then Letter of Credit Reserve.

1.3           Section 2.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

2.1 Total Facility. Subject to the terms and conditions of this Agreement, Bank will make up to $12,000,000 in total credit available to, or for the benefit of, Borrowers in the form of the following loans advanced or to be made under the following facilities: (i) revolving loans and (ii) a letter of credit subfacility, all as more particularly described below.

1.4           The first two sentences of Section 2.7 of the Financing Agreement, are hereby amended in their entireties by substituting the following in their places:

Borrowers’ obligation to pay the principal of, and interest on, the Loans (exclusive of the Letter of Credit Exposure) made by Bank shall be evidenced by a promissory note duly executed and delivered by Borrowers substantially in the form of Exhibit B attached to the Seventh Amendment with blanks appropriately completed in conformity herewith (the “Revolving Loan Note”). The Revolving Loan Note issued to Bank shall (a) be executed by Borrowers, (b) be payable to the order of Bank and be dated the Seventh Amendment Effective Date, (c) be in a stated principal amount equal to $12,000,000, (d) mature on January 31, 2012, (e) bear interest as provided in Section 3.1 in respect of the Prime Rate Loans and LIBOR Rate Loans, as the case may be, evidenced thereby, (f) be subject to voluntary prepayment and mandatory repayment as provided herein, and (g) be entitled to the benefits, and be subject to the terms, of this Agreement and the other Loan Documents.

1.5           Section 3.4 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

3.4           Unused Commitment Fee. On the first Business Day of each and every calendar month until the Obligations are fully paid and satisfied (and, as applicable, on the date this Agreement is terminated as provided in Section 11), Borrowers will pay to Bank an Unused Commitment Fee in an amount equal to the result obtained by multiplying (i) the difference between (a) the then applicable Revolving Commitment and (b) the average daily Revolving Loans advanced to Borrowers during the preceding calendar month (or portion thereof during which any portion of the Revolving Loans (including the then Letter of Credit Reserve), was outstanding or during which this Agreement was in full force and effect) for which the Unused Commitment Fee is being determined by (ii) the result obtained (expressed as a percentage) by multiplying the Applicable Unused Commitment Fee by a fraction, the numerator of which is the number of days in such calendar month during which this Agreement was in full force and effect (or during which any portion of the Revolving Loans (including the then Letter of Credit Reserve) was outstanding) and the denominator of which is 360.

1.6           Section 10 of the Financing Agreement is hereby amended by the addition of new Section 10.34 in its proper numerical order, to provide in its entirety as follows:

 10.34         Minimum Availability. Borrowers will not permit the Revolving Loan Availability to be less than $1,000,000 as of any time.

1.7           The second sentence of Section 11.1 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

Unless this Agreement is terminated earlier under Sections 11.3 or 11.4, this Agreement shall terminate on January 31, 2012.

1.8           Section 11.2 of the Financing Agreement is hereby amended in its entirety by substituting the following in its place:

11.2         Reserved. [Reserved]

1.9           Schedule 9.18 to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 9.18 in its place.

1.10         Exhibit C to the Financing Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit C in its place.

2.          Conditions; Other Documents. As a condition precedent to the effectiveness of this Amendment, with the signing of this Amendment, Borrowers will deliver, or cause to be delivered, to Bank, all in form and substance satisfactory to Bank: (i) the Second Amended and Restated Revolving Loan Note in the form of Exhibit B attached to this Amendment (the “Amended and Restated Revolving Note”); (ii) copies, certified by the Secretary of each Borrower, of resolutions of the Board of Directors or managers, as applicable, of such Borrower, authorizing the execution of this Amendment and the other Seventh Amendment Documents (as defined below) to which such Borrower is a party; (iii) the Reaffirmation of Guaranty and Security set forth after the signatures below, duly executed by Parent; (iv) a copy, certified by the Secretary of Parent, of resolutions of the Board of Directors of Parent, authorizing the execution of the Reaffirmation of Guaranty and Security referenced in the immediately preceding clause; (v) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum; (vi) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum, as agent on behalf of the Beacon Subordinated Noteholders; (vii) the Reaffirmation of Subordination set forth after the signatures below, duly executed by Argentum, as agent on behalf of the Additional Beacon Subordinated Noteholders; and (viii) such other documents, instruments, and agreements deemed necessary by Bank to effect the amendments to Borrowers’ credit facilities with Bank contemplated by this Amendment.

3.          Representations. To induce Bank to accept this Amendment, Borrowers hereby represent and warrant to Bank as follows:

3.1           Each Borrower has full power and authority to enter into, and to perform its obligations under, as applicable, this Amendment and the other Loan Documents executed, amended, or amended and restated in connection herewith (collectively, the “Seventh Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, each applicable Seventh Amendment Document has been duly authorized by all necessary corporate or limited liability company action, as applicable.

3.2           Each Seventh Amendment Document, as applicable, constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

3.3           Each of Borrowers’ representations and warranties contained in the Loan Documents are complete and correct in all material respects as of the date of this Amendment with the same effect as though these representations and warranties had been made again on and as of the date of this Amendment (except where such representations and warranties speak solely as of an earlier date), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Financing Agreement.

3.4           No Event of Default has occurred and is continuing under the Financing Agreement other than pursuant to Section 10.28 of the Financing Agreement as a result of Borrowers’ violation of the Fixed Charge Coverage Ratio (as defined in Exhibit F to the Financing Agreement) for the Fiscal Quarter ended June 30, 2011. Borrowers acknowledge Lender’s continued reservation of rights as provided in the letter from Lender to Borrowers and Parent dated August 8, 2011 (the “Reservation of Rights Letter”) with respect to the Existing Defaults (as defined in the Reservation of Rights Letter).

4.          Covenant. Borrowers acknowledge the conditions for a Permitted Payment (defined below) of the Fox Subordinated Debt and the Kemner Subordinated Debt on or about December 30, 2011 under the terms of the Fox Subordination Agreement and the Kemner Subordination Agreement, respectively, are not met as of the Effective Date, and covenant and agree not to make all or any portion of any such Permitted Payment unless there is strict compliance with the terms and conditions therefor in accordance with the Kemner Subordination Agreement and the Fox Subordination Agreement, as applicable. As used herein, the term “Permitted Payment” shall have the meaning given in the Fox Subordination Agreement or the Kemner Subordination Agreement, as applicable.

5.          Costs and Expenses. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Bank for the costs and expenses incurred by Bank in connection with this Amendment, including, without limitation, Attorneys’ Fees.

6.          Release. Each Borrower hereby releases Bank from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the execution of this Amendment. The foregoing release does not release or discharge, or operate to waive performance by, Bank of its express agreements and obligations stated in the Loan Documents on and after the date of this Amendment.

7.          Default. Any default by Borrowers in the performance of Borrowers’ obligations under this Amendment shall constitute an Event of Default under the Financing Agreement.

8.          Continuing Effect of the Financing Agreement; Security. Except as expressly amended hereby, all of the provisions of the Financing Agreement are ratified and confirmed and remain in full force and effect. Borrowers and Bank hereby expressly intend that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to the Loan Documents. Each Borrower ratifies and reaffirms any and all grants of Liens to Bank on the Loan Collateral as security for the Obligations, and each Borrower acknowledges and confirms that the grants of the Liens to Bank on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

9.          One Agreement; References; Fax Signature. The Financing Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to (a) the Financing Agreement will be deemed to be references to the Financing Agreement as amended by this Amendment, and (b) the Revolving Loan Note will be deemed to be references to the Amended and Restated Revolving Loan Note. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution thereof, and if so signed, (i) may be relied on by each party as if the documents were a manually signed original and (ii) will be binding on each party for all purposes.

10.         Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12.         Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

13.         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

14.         Reaffirmation of Cross-Guaranty. Each Borrower hereby: (i) ratifies and reaffirms the Cross-Guaranty and (ii) acknowledges and agrees that no Borrower is released from its obligations under the Cross-Guaranty by reason of this Amendment or the other Loan Documents and that the obligations of each Borrower under the Cross-Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and other Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by Borrowers as of the Effective Date.

ENVIRONMENTAL QUALITY MANAGEMENT, INC.

By:	/s/ Robert R. Galvin
Robert R. Galvin, Chief Financial Officer

EQ ENGINEERS, LLC

By:	/s/ Jack S. Greber
Jack S. Greber, Manager

Accepted at Cincinnati, Ohio

as of the Effective Date.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Aaron R. Sceva
Aaron R. Sceva, Banking Officer